UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 1, 2010

Newell Rubbermaid Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Glenlake Parkway, Atlanta, Georgia		30328
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-418-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2009, Newell Rubbermaid Inc. (the "Company") filed a Current Report on Form 8-K (the "December 9, 2009 8-K") stating that Magnus Nicolin would no longer serve as the Company’s President, Newell Rubbermaid Europe, Middle East & Africa and Newell Rubbermaid Asia Pacific. The Company is filing this Form 8-K/A to supplement the Item 5.02 disclosure in the December 9, 2009 8-K.

(e) On January 1, 2010 the Company entered into a Separation Agreement and General Release (the "Separation Agreement") with Magnus Nicolin. A copy of the Separation Agreement is attached to this Current Report on Form 8-K/A as Exhibit 10.1 and incorporated herein by reference.

The material terms of the Separation Agreement are as follows: (i) base salary continuation for 12 months or until Mr. Nicolin finds alternative employment exceeding $5,000 per month, whichever comes first (such salary continuation period may be extended up to an additional 6 months); (ii) in the event Mr. Nicolin finds alternative employment prior to December 31, 2010, a lump sum payment equal to 50% of the value remaining with respect to the initial 12 month salary continuation period (if such alternative employment is found prior to June 30, 2010, Mr. Nicolin will receive a total amount under both (i) and (ii) equal to nine months of salary continuation); (iii) continued coverage under the Company’s health and dental programs during the salary continuation period, at active employee rates; (iv) his stock options that are vested or become vested by March 31, 2010 will remain exercisable through March 31, 2010; (v) retention of restricted stock awards granted in February 2007, February 2008 and December 2008 with vesting to occur at original vesting dates of the respective awards; (vi) a lump sum payment of $20,000; (vii) tax equalization for 2009 and tax preparation services for 2009 and 2010; (viii) reimbursement of up to $25,000 in outplacement expenses; (ix) payment of rent of leased apartment in location of Company’s EMEA headquarters through March 31, 2010; and (x) payment of costs related to Mr. Nicolin’s move back to the United States from the Company’s EMEA headquarters.

Until December 31, 2011, Mr. Nicolin is prohibited from (i) competing with the Company by accepting employment with certain specified companies; and (ii) soliciting certain Company employees, customers and suppliers. In the event Mr. Nicolin breaches his obligations under the Separation Agreement, the Company is entitled to stop his salary continuation payments and to obtain all other relief provided by law or equity. The Separation Agreement also contains a release of claims provision. Mr. Nicolin has seven days in which to revoke his acceptance of the Separation Agreement. If he does not revoke his acceptance, the Separation Agreement shall become effective the day after the seven day revocation period.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Separation Agreement and General Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

January 7, 2009	By:	/s/ John K. Stipancich

Name: John K. Stipancich
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release